UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification Number)

525 S. Hewitt Street,
Los Angeles, California	90013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2019, the Board of Directors of OriginClear, Inc. (the “Company”), appointed Mr. Tom Marchesello as the Company’s Chief Operating Officer (“COO”). For the past five years, Mr. Marchesello has operated as an executive level Business Consultant, specializing in environmental, social and governance (ESG) corporate strategy, operations, & investor relations to private-equity funded portfolio companies in high technology & industrial manufacturing industries. Prior to that, he was Director of M&A with Bainbridge. Mr. Marchesello served in the U.S. Air Force as a Captain at Air Force Space Command headquarters, leading aerospace operations and strategic planning for satellite communications, earth science monitoring and Geographic Information (GIS) and Positioning (GPS) Systems. After leaving the service, Mr. Marchesello worked in finance and high technology operations for 20 years with such companies as Sony Electronics, Thompson Reuters, Morgan Stanley, Bainbridge and CME Group. Mr. Marchesello holds a BS in Finance from Pennsylvania State University and an MBA from San Diego State University and holds US Patent #7,613,634, for performing Electronic Retailing. He received two Air Force Achievement Medals, two Air Force Commendation Medals and a Gulf War Service Medal.

Item 8.01 Other Events

On June 13, 2019, the Company issued a press release announcing the appointment of the Company’s new COO. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated as of June 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

June 19, 2019	By:	/s/ T. Riggs Eckelberry
		Name:	T. Riggs Eckelberry
		Title:	Chief Executive Officer

2